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                                                                    Exhibit 5.18

                                SUNDANCE VENTURES







April 28, 2006




British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission
Manitoba Securities Commission
Ontario Securities Commission
Nova Scotia Securities Commission
New Brunswick Securities Commission
Securities Commission of Newfoundland and Labrador
Prince Edward Island Securities Office
United States Securities and Exchange Commission

Ladies and Gentlemen:

SILVER STANDARD RESOURCES INC.
SHORT FORM PROSPECTUS DATED APRIL 28, 2006 (THE "PROSPECTUS")
REGISTRATION STATEMENT ON FORM F-10 DATED APRIL 28, 2006 AND ANY AMENDMENTS THERETO, INCLUDING POST EFFECTIVE AMENDMENTS (THE "REGISTRATION STATEMENT")

We refer to our technical report dated September 17, 2003 titled Challacollo Resource Review (the "Technical Report").

We consent to the use of our name and references to the Technical Report, or portions thereof, in the Prospectus and the Registration Statement and to the inclusion or incorporation by reference of information derived from the Technical Report in the Prospectus and Registration Statement.

We have read the Prospectus and the Registration Statement of the Company and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the Technical Report or that are within our knowledge as a result of the preparation of the Technical Report.

Yours truly,

SUNDANCE VENTURES


Per:     /s/ C.S. Wallis

         C.S. Wallis, P. Geo
         General Manager
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                                SUNDANCE VENTURES




April 28, 2006



British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission
Manitoba Securities Commission
Ontario Securities Commission
Nova Scotia Securities Commission
New Brunswick Securities Commission
Securities Commission of Newfoundland and Labrador
Prince Edward Island Securities Office
United States Securities and Exchange Commission

Ladies and Gentlemen:

SILVER STANDARD RESOURCES INC.
SHORT FORM PROSPECTUS DATED APRIL 28, 2006 (THE "PROSPECTUS")
REGISTRATION STATEMENT ON FORM F-10 DATED APRIL 28, 2006 AND ANY AMENDMENTS THERETO, INCLUDING POST EFFECTIVE AMENDMENTS (THE "REGISTRATION STATEMENT")

We refer to our technical report dated October 15, 2002 titled Technical Report on the San Marcial Project (the "Technical Report").

We consent to the use of our name and references to the Technical Report, or portions thereof, in the Prospectus and the Registration Statement and to the inclusion or incorporation by reference of information derived from the Technical Report in the Prospectus and Registration Statement.

We have read the Prospectus and the Registration Statement of the Company and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the Technical Report or that are within our knowledge as a result of the preparation of the Technical Report.



Yours truly,

SUNDANCE VENTURES


Per:     /s/ C.S. Wallis

         C.S. Wallis, P. Geo.
         General Manager